Exhibit 10.1

AMENDMENT NO. 2

TO THE

HALCÓN RESOURCES CORPORATION

FIRST AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

This Amendment No. 2 to the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors of Halcón Resources Corporation (the “Company”) on February 25, 2015, subject to approval by the Stockholders of the Company, which was obtained on May 6, 2015. Accordingly, the Plan is hereby amended, effective as of May 6, 2015, as follows:

1.                                      The first sentence of Section 1.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, Awards may be made under this Plan for a total of 81,500,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”).”

2.                                      Section 4.1(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Subject to Article XII, (i) the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 3,400,000 and (ii) the maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is 81,500,000.”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan has been executed to be effective as of May 6, 2015.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Floyd C. Wilson, Chairman of the Board and
Chief Executive Officer